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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form S-4 of IVI Checkmate Corp. of our report dated February 12, 1998, with respect to the financial statements of International Verifact Inc. for the years ended December 31, 1997, included in Amendment No. 2 to International Verifact Inc.'s Annual Report (Form 20-F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

                                         /s/ Coopers & Lybrand
                                         -------------------------
Toronto, Canada                              Chartered Accountants
May 1, 2000